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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41119) pertaining to the Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41117) pertaining to the Standard Management Corporation Savings Plan, and the Registration Statement (Form S-8 No. 333-101359) pertaining to the 2002 Stock Incentive Plan of Standard Management Corporation of our report dated March 2, 2004, with respect to the consolidated financial statements and schedules of Standard Management Corporation and subsidiaries included in this Form 10-K for the year ended December 31, 2003.

                                                        /s/ Ernst & Young LLP

Indianapolis, Indiana
March 24, 2004